SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015 (February 17, 2015)

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities
On February 17, 2015, XPO Logistics, Inc. (the “Company”) entered into a privately negotiated agreement pursuant to which the Company agreed to issue 704,144 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to a holder of the Company’s 4.50% Convertible Senior Notes due 2017, CUSIP 983793100 (the “Notes”) in connection with the conversion of $11.6 million aggregate principal amount of the Notes. The transaction provided in the agreement closed on February 20, 2015.
The number of shares of Common Stock issued in the foregoing transaction equals the number of shares of Common Stock presently issuable to holders of the Notes upon conversion under the original terms of the Notes. In connection with the foregoing transaction, the Company paid the holder of the Notes a market-based premium in cash. The issuance of shares of the Common Stock pursuant to the foregoing transaction was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 20, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary